UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement

On July 26, 2006, the Compensation Committee of the Board of Directors of Avon Products, Inc. (the “Company”) approved an award of 100,000 restricted stock units (“RSUs”) to Elizabeth Smith, Executive Vice President, President North America and Global Marketing. The RSUs vest in three equal installments over three years and, in the event of termination other than for cause or other than voluntarily by Ms. Smith, any unvested RSUs shall vest. The RSUs were granted pursuant to a Restricted Stock Unit Award Agreement, dated as of July 26, 2006, by and between the Company and Ms. Smith (the “Agreement”), under the Avon Products, Inc. 2005 Stock Incentive Plan.

The foregoing does not constitute a complete summary of the terms of the Agreement, and reference is made to the complete text of the Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits

Exhibit 10.1	Restricted Stock Unit Award Agreement, dated as of July 26, 2006, by and between Avon Products, Inc. and Elizabeth Smith, Executive Vice President, President North America and Global Marketing, under the Avon Products, Inc. 2005 Stock Incentive Plan

(Page 2 of 3 Pages)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Senior Vice President and General Counsel

Date: August 1, 2006

(Page 3 of 3 Pages)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restricted Stock Unit Award Agreement, dated as of July 26, 2006, by and between Avon Products, Inc. and Elizabeth Smith, Executive Vice President, President North America and Global Marketing, under the Avon Products, Inc. 2005 Stock Incentive Plan